**A/C No** [redacted]
**Statement Date** 18-Nov-21

CHRISTIE'S

**Mailing Address**
Masterworks Gallery, LLC as agent for Masterworks Cayman
SPC on behalf of its 094 Segregated Portfolio
225 Liberty Street 29th Floor
New York NY 10281
United States

**Account Address**
Masterworks Gallery, LLC as agent for Masterworks Cayman
SPC on behalf of its 094 Segregated Portfolio
225 Liberty Street 29th Floor
New York NY 10281
United States

# THIRD PARTY STATEMENT

| Site | Currency | Sale Date | Sale No | Lot No | Description | Successful Purchaser | Hammer Price | Buyer's Premium | Bid Amount |
|---|---|---|---|---|---|---|---|---|---|
| New York | USD | 11-Nov-21 | 20180 | [redacted] | [redacted] | Yes | 13,500,000.00 | 2,317,500.00 | 13,500,000.00 |

| **Sub Total Amount Due** | |
|---|---|
| Hammer Price | 13,500,000.00 |
| Buyer's Premium | 2,317,500.00 |
| Flat Financing Fee Due (to You) | (387,500.00) |
| **Net Amount Due to Christie's** | **15,430,000.00** |

| **Payment Due to Christie's** | |
|---|---|
| 10-Dec-21 | 1,581,750.00 |
| 8-Jul-22 | 13,848,250.00 |

* All proceeds are pending the receipt of payment in full from purchasers.
Please note that this statement is provided to you as a courtesy and shall not be deemed an amendment to or modification of the agreement.